SUB-ITEM 77Q1

(e) Amended and Restated Schedule A and Schedule B dated as of June 7, 2017 to Investment Advisory Agreement dated as of June 15, 2005 between CRM Mutual Fund Trust and
Cramer Rosenthal McGlynn, LLC


AMENDED AND RESTATED
SCHEDULE A AND SCHEDULE B
DATED AS OF JUNE 7, 2017
TO
INVESTMENT ADVISORY AGREEMENT
DATED AS OF JUNE 15, 2005
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC

 Schedule A and Schedule B to the Investment Advisory
Agreement between CRM Mutual Fund Trust and Cramer
Rosenthal McGlynn, LLC dated as of June 15, 2005 are hereby amended and restated as of the date set forth above as follows:

SCHEDULE A
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC

Name of Funds
CRM Small Cap Value Fund
CRM Small/Mid Cap Value Fund
CRM Mid Cap Value Fund
CRM Large Cap Opportunity Fund
CRM All Cap Value Fund
CRM International Opportunity Fund
CRM Long/Short Opportunities Fund

SCHEDULE B
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC

Fee Schedule

Fund
CRM Small Cap Value Fund
Annual Fee as a % of
Average Daily Net Assets
..75% of the Fund's first $1 billion
of average daily net assets; .70% of
the Fund's next $1 billion of
average daily net assets; and .65%
of the Fund's average daily net
assets over $2 billion.

Fund
CRM Small/Mid Cap Value Fund

Annual Fee as a % of
Average Daily Net Assets
..75% of the Fund's first $1 billion
of average daily net assets; .70% of
the Fund's next $1 billion of
average daily net assets; and .65%
of the Fund's average daily net
assets over $2 billion.


Fund
CRM Mid Cap Value Fund

Annual Fee as a % of
Average Daily Net Assets
..75% of the Fund's first $1 billion
of average daily net assets; .70% of
the Fund's next $1 billion of
average daily net assets; and .65%
of the Fund's average daily net
assets over $2 billion.


Fund
CRM Large Cap Opportunity Fund

Annual Fee as a % of
Average Daily Net Assets
..55% of the Fund's average daily net
assets.


Fund
CRM All Cap Value Fund

Annual Fee as a % of
Average Daily Net Assets
..95% of the Fund's first $1 billion
of average daily net assets; .90% of
the Fund's next $1 billion of
average daily net assets; and .85%
of the Fund's average daily net
assets over $2 billion.


Fund
CRM International Opportunity Fund

Annual Fee as a % of
Average Daily Net Assets
..90% of the Fund's first $2 billion
of average daily net assets; and
..85% of the Fund's average daily net
assets over $2 billion.


Fund
CRM Long/Short Opportunities Fund

Annual Fee as a % of
Average Daily Net Assets
1.50% of the Fund's average daily
net assets.



      IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By: _/s/ Ronald H. McGlynn
Name: Ronald H. McGlynn
Title: Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC

By: _/s/ Carlos Leal_______
Name: Carlos Leal
Title: Chief Financial Officer